                                                                      EXHIBIT 2





                            AGREEMENT AND PLAN OF MERGER


                                       AMONG


                              DIGI INTERNATIONAL INC.,


                             IROQUOIS ACQUISITION INC.


                                        AND


                              ITK INTERNATIONAL, INC.





                              DATED AS OF JULY 1, 1998

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                                 TABLE OF CONTENTS

AGREEMENT AND PLAN OF MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

RECITALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE I THE MERGER; EFFECTIVE TIME; CLOSING . . . . . . . . . . . . . . . . . . . 1
   1.1  The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
   1.2  Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
   1.3  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II CHARTER AND BY-LAWS OF THE SURVIVING CORPORATION . . . . . . . . . . . . 2
   2.1  The Charter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
   2.2  The By-Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE III DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION . . . . . . . . . . 3
   3.1  Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
   3.2  Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE IV MERGER CONSIDERATION; CONVERSION OF ITK SHARES IN THE MERGER;
SUBSTITUTION OF STOCK OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
   4.1  Merger Consideration; Conversion of ITK Shares in Merger. . . . . . . . . . 3
   4.2  Substitution of Stock Options . . . . . . . . . . . . . . . . . . . . . . . 5
   4.3  Payment for ITK Shares in the Merger. . . . . . . . . . . . . . . . . . . . 5
   4.4  Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
   4.5  No Transfer of ITK Shares . . . . . . . . . . . . . . . . . . . . . . . . . 6
   4.6  Tax-Free Reorganization . . . . . . . . . . . . . . . . . . . . . . . . . . 6
   4.7  Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE V REPRESENTATIONS AND WARRANTIES OF ITK . . . . . . . . . . . . . . . . . . 7
   5.1  Organization and Qualification, Subsidiaries. . . . . . . . . . . . . . . . 7
   5.2  Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
   5.3  Authority Relative to This Agreement. . . . . . . . . . . . . . . . . . . . 9
   5.4  No Conflict, Required Filings and Consents. . . . . . . . . . . . . . . . . 9
   5.5  Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
   5.6  Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . .10
   5.7  Absence of Certain Changes or Events. . . . . . . . . . . . . . . . . . . .11
   5.8  Absence of Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .12
   5.9  Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . . . .12
   5.10 Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
   5.11 Real Property and Leases. . . . . . . . . . . . . . . . . . . . . . . . . .15

                                      i
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   5.12 Proprietary Information of Third Parties. . . . . . . . . . . . . . . . . .15
   5.13 Trademarks, Patents and Copyright . . . . . . . . . . . . . . . . . . . . .16
   5.14 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
   5.15 Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .18
   5.16 Certain Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
   5.17 Material Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
   5.18 Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
   5.19 EMPLOYEES AND EMPLOYEE BONUSES. . . . . . . . . . . . . . . . . . . . . . .21
   5.20 Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
   5.21 Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF DIGI AND MERGER SUB. . . . . . . . . .21
   6.1  Organization and Qualification. . . . . . . . . . . . . . . . . . . . . . .21
   6.2  Authority Relative to This Agreement. . . . . . . . . . . . . . . . . . . .22
   6.3  No Conflict; Required Filings and Consents. . . . . . . . . . . . . . . . .22
   6.4  Ownership of Merger Sub; No Prior Activities; Assets of Merger Sub. . . . .23
   6.5  SEC Reports; Financial Statements; Capitalization . . . . . . . . . . . . .23
   6.6  Stock Option Plan Registration. . . . . . . . . . . . . . . . . . . . . . .24
   6.7  Absence of Certain Changes or Events. . . . . . . . . . . . . . . . . . . .24
   6.8  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
   6.9  Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
   6.10 Absence of Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .25
   6.11 Eligibility to Use Form S-3 . . . . . . . . . . . . . . . . . . . . . . . .25
   6.12 Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25

ARTICLE VII CERTAIN COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . .25
   7.1  Conduct of ITK's Business Pending the Merger. . . . . . . . . . . . . . . .25
   7.2  Books and Records; Access and Information . . . . . . . . . . . . . . . . .26
   7.3  Notification of Certain Matters . . . . . . . . . . . . . . . . . . . . . .26
   7.4  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
   7.5  HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
   7.6  ITK Audited Financial Statements. . . . . . . . . . . . . . . . . . . . . .27
   7.7  Dortmund Loans and Subsidies. . . . . . . . . . . . . . . . . . . . . . . .27
   7.8  NASDAQ Listing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
   7.9  Reasonable Efforts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .28

ARTICLE VIII CONDITIONS TO CLOSING. . . . . . . . . . . . . . . . . . . . . . . . .28
   8.1  Conditions to Obligation of Digi and Merger Sub to Close. . . . . . . . . .28

                                      ii

   8.2  Conditions to Obligation of ITK to Close. . . . . . . . . . . . . . . . . .31

ARTICLE IX REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . .32
   9.1  Required Registration . . . . . . . . . . . . . . . . . . . . . . . . . . .32
   9.2  Registration Procedures . . . . . . . . . . . . . . . . . . . . . . . . . .32
   9.3  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
   9.4  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
   9.5  Rule 144. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37

ARTICLE X TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
   10.1 Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
   10.2 Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . .38

ARTICLE XI MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
   11.1  Survival of Representations and Warranties . . . . . . . . . . . . . . . .38
   11.2  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
   11.3  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
   11.4  Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
   11.5  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
   11.6  Certain Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .40
   11.7  Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
   11.8  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
   11.9  Nonassignability . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
   11.10 Parties in Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . .43
   11.11 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
   11.12 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
   11.13 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
   11.14 Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
   11.15 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44

                                     SCHEDULES

ITK DISCLOSURE SCHEDULES:

5.1--Organization and Qualification, Subsidiaries

5.2--Capitalization

5.3--Authority Relative to This Agreement

5.6--Financial Statements

5.8--Absence of Litigation

5.9--Employee Benefit Plans

5.10--Labor Matters

5.11(b)(i)--Owned Real Property

5.11(b)(ii)--Leased Real Property

5.13--Trademarks, Patents and Copyright

5.14--Taxes

5.16--Certain Interests

5.17--Material Contracts

5.18--Officers

DIGI DISCLOSURE SCHEDULE

                                   EXHIBITS

Certificate of Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . .A

Legal Opinion of Testa, Hurwitz & Thibeault, LLP . . . . . . . . . . . . . .B

Legal Opinion of Faegre & Benson LLP . . . . . . . . . . . . . . . . . . . .C

                            AGREEMENT AND PLAN OF MERGER


       AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of July 1, 1998, among Digi International Inc., a Delaware corporation ("Digi"), Iroquois Acquisition Inc., a Delaware corporation and a direct wholly owned subsidiary of Digi ("MERGER SUB"), and ITK International, Inc., a Delaware corporation ("ITK").

                                   RECITALS

       WHEREAS, the Board of Directors of Digi, Merger Sub and ITK each have determined that it is in the best interests of their respective stockholders for ITK to merge with and into Merger Sub upon the terms and subject to the conditions of this Agreement;

       WHEREAS, holders of a majority of the outstanding ITK Shares (as hereinafter defined) have concurrently consented in writing in favor of this Agreement and the transactions contemplated hereby in lieu of a special meeting of stockholders of ITK;

       WHEREAS, for United States federal income tax purposes, it is intended that the Merger (as hereinafter defined) shall qualify as a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

       WHEREAS, Digi, Merger Sub and ITK desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

       NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, Digi, Merger Sub and ITK hereby agree as follows:

                                    ARTICLE I

                      THE MERGER; EFFECTIVE TIME; CLOSING

       1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), ITK and Merger Sub shall consummate a merger (the "MERGER") in which (i) ITK shall be merged with and into Merger Sub and the separate corporate existence of ITK shall thereupon cease, (ii) Merger Sub shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware, and (iii) the separate corporate existence of Merger Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "SURVIVING CORPORATION." The Merger shall have the effects specified in the General Corporation Law of the State of Delaware (the "DGCL").

       1.2 EFFECTIVE TIME. Digi, Merger Sub and ITK will cause counterparts of a Certificate of Merger, substantially in the form attached hereto as EXHIBIT A (the "CERTIFICATE OF MERGER"), to be executed and filed immediately following the Closing (as hereinafter defined) (or on such other date as Digi and ITK may agree) with the Secretary of State of the State of Delaware and recorded in the office of the Recorder of New Castle County of the State of Delaware as provided in Section 251(c) of the DGCL. The Merger shall become effective at the time at which the Certificate of Merger shall have been accepted for record by the Secretary of State of the State of Delaware or such later time as Digi and ITK may agree and specify in the Certificate of Merger in accordance with Section 103(d) of the DGCL, and such time of effectiveness is hereinafter referred to as the "EFFECTIVE TIME."

       1.3 CLOSING. The closing of the Merger (the "CLOSING") shall take place (i) at the offices of Faegre & Benson LLP, 2200 Norwest Center, Minneapolis, Minnesota, at 10:00 a.m. on the business day on which the last to be fulfilled or waived of the conditions set forth in Article VIII hereof shall be fulfilled or waived in accordance with this Agreement or (ii) at such other place and/or time and/or on such other date as Digi and ITK may agree.

                                ARTICLE II

              CHARTER AND BY-LAWS OF THE SURVIVING CORPORATION

       2.1 THE CHARTER. The Charter of Merger Sub as in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the DGCL, except that from and after the Effective Time, Article First of the Charter of Merger Sub shall be amended to be and read as follows:

              First: The name of the Corporation shall be ITK
              International, Inc.

       2.2 THE BY-LAWS. The By-Laws of Merger Sub in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, until duly amended in accordance with the terms thereof, of the Charter of the Surviving Corporation and of the DGCL.

                                  ARTICLE III

              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

       3.1 DIRECTORS. From and after the Effective Time, the directors of the Surviving Corporation shall be as set forth below, such directors to serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Charter and By-Laws:

              Jerry A. Dusa
              Jonathon E. Killmer

              Dino G. Kasdagly
              Klaus Rosenthal
              Wolfgang Schroder


       3.2 OFFICERS. From and after the Effective Time, the officers of the Surviving Corporation shall be as set forth below:

       Jerry A.  Dusa              President
       Jonathon E.  Killmer        Vice President and Treasurer
       Dino G. Kasdagly            Secretary


Each such officer shall serve until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal in accordance with the Surviving Corporation's Charter and By-Laws.

                              ARTICLE IV

MERGER CONSIDERATION; CONVERSION OF ITK SHARES IN THE MERGER; SUBSTITUTION OF STOCK OPTIONS

       4.1 MERGER CONSIDERATION; CONVERSION OF ITK SHARES IN MERGER. The manner of converting shares of ITK and Merger Sub in the Merger shall be as follows:

       (a) At the Effective Time, all of the shares of common stock, $0.001 par value per share, of ITK ("ITK Shares") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive in the aggregate (1) that number of shares of common stock, par value $.01 per share, of Digi ("Digi Common Shares," which term shall include any Preferred Share Purchase Rights attaching to the outstanding common stock of Digi) which could be purchased for US $12,500,000 (Twelve Million Five Hundred Thousand United States Dollars), with Digi Common Shares valued for such purpose at a per-share price equal to the closing sale price quoted on the NASDAQ National Market System for the trading day immediately prior to the date of this Agreement (i.e. US $20.25); provided, however, that the number of Digi Common Shares so determined shall be rounded to the nearest whole number in the event that a fractional share or scrip would otherwise be issuable on such basis) (the "Share Consideration"), plus (2) US $12,500,000 (Twelve Million Five Hundred Thousand United States Dollars) (the "Cash Consideration," and, together with the Share Consideration, the "Merger Consideration"). If prior to the Effective Time, Digi should split or combine the Digi Common Shares, or pay a stock dividend or other stock distribution in respect of Digi Common Shares (other than a distribution of Preferred Share Purchase Rights), then such exchange ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution.

       (b) At the Effective Time, (i) all issued and outstanding ITK Shares to be converted pursuant to this Section 4.1 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist, and each holder of a certificate representing any such ITK Shares shall thereafter cease to have any rights with respect to such ITK Shares, except the right to receive for each of the ITK Shares, upon the surrender of such certificate in accordance with Section 4.3(a), Share Consideration and Cash Consideration as contemplated by Sections 4.3(a) and 4.3(b), and cash paid in lieu of fractional Digi Common Shares as contemplated by
       Section 4.4; and (ii) each share of Common Stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the same number of shares of Common Stock of the Surviving Corporation.

       (c) Notwithstanding anything in this Agreement to the contrary, any ITK stockholder who fails to provide reasonable confirmation that such stockholder either (i) is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act or (ii) is not a "U.S. person" within the meaning of Rule 901(k) of Regulation S under the Securities Act (an "Unaccredited Stockholder") promptly following the Effective Time after due inquiry by Digi or ITK shall not receive any Share Consideration and, in lieu thereof, shall receive additional Cash Consideration in an amount equal to the Cash Consideration payable in respect of such Unaccredited Stockholder's ITK Shares (i.e., an aggregate of twice the Cash Consideration per ITK Share payable to ITK stockholders who are not Unaccredited Stockholders).

       4.2 SUBSTITUTION OF STOCK OPTIONS. Immediately following the Effective Time, each outstanding option to purchase ITK Shares (an "ITK STOCK OPTION"), whether vested or unvested, shall be exchanged for an option to acquire Digi Common Shares (a "DIGI STOCK OPTION") on substantially the same terms and conditions as under the ITK Stock Option such that such substituted Digi Stock Option satisfies the "spread ratio" test and other conditions of Section 424(a) of the Code and such that no benefit to such optionee is reduced under the terms of such Digi Stock Option solely as a result of such substitution. The number of Digi Common Shares subject to such Digi Stock Option shall equal the product (rounded down to the nearest whole share) obtained by multiplying (i) the number of ITK shares issuable upon exercise of the ITK Stock Option immediately prior to the Effective Time by (ii) the Option Exchange Ratio (as hereinafter defined), and the price per Digi Common Share at which such Digi Stock Option is exercisable shall be the quotient (rounded up to the nearest whole cent) obtained by dividing (x) the exercise price per ITK Share under the ITK Stock Option immediately prior to the Effective Time by (y) the Option

       Exchange Ratio. The "OPTION EXCHANGE RATIO" shall equal the product of (i) the number of Digi Common Shares into which each ITK Share issued and outstanding immediately prior to the Effective Time (other than ITK Shares held by Unaccredited Stockholders) is converted at the Effective Time pursuant to this Article IV, times (ii) two.

       4.3.   PAYMENT FOR ITK SHARES IN THE MERGER.  At the Effective Time:

       (a) Norwest Bank Minnesota, N.A., transfer agent for the Digi Common Shares (the "TRANSFER AGENT") shall immediately cancel upon presentation all certificates which immediately prior to the Effective Time represented outstanding ITK Shares (the "CERTIFICATES"), and shall promptly deliver to the holder of such Certificates, other than Unaccredited Stockholders, or their authorized representatives certificates representing that number of Digi Common Shares to be issued as Share Consideration which bears the same ratio to the total Share Consideration as the number of ITK Shares represented by such Certificates bears to the total number of ITK Shares issued and outstanding immediately prior to the Effective Time, excluding ITK Shares held by Unaccredited Stockholders;

       (b) Digi shall promptly pay to each holder of Certificates or their authorized representatives, by check payable to such holder or wire transfer, that amount which bears the same ratio to the total Cash Consideration as the number of ITK Shares represented by the Certificates surrendered by such holder pursuant to the preceding paragraph bears to the total number of ITK Shares issued and outstanding immediately prior to the Effective Time, except that Unaccredited Stockholders shall also receive additional Cash Consideration as provided in Section 4.1(c).

       4.4 FRACTIONAL SHARES. No fractional Digi Common Shares shall be issued in the Merger. In lieu of any such fractional securities, each ITK stockholder who would otherwise have been entitled to a fraction of a Digi Common Share will be paid an amount in cash (without interest) equal to the product of such fraction times the value of a Digi Common Share determined pursuant to Section 4.1(a).

       4.5 NO TRANSFER OF ITK SHARES. No transfer of ITK Shares shall be made on the stock transfer books of ITK after the date hereof.

       4.6 TAX-FREE REORGANIZATION. The parties intend by this Agreement to effect a reorganization and to consummate the Merger in accordance with the provisions of Section 368(a) of the Code. The Share Consideration and the Cash Consideration will be deemed paid solely in exchange for the ITK Shares, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the ITK Shares. The parties shall not take a position on any tax returns inconsistent with this section. In addition, each of Digi and Merger Sub represents that it presently intends to continue ITK's historic business or use a significant portion of ITK's business assets in a business.

       Notwithstanding the foregoing, the parties acknowledge that none of them has filed a request for a private letter ruling with the Internal Revenue Service that the Merger is a tax-free reorganization within the meaning of
Section 368(a) of the Code. In the event of a final determination by the Internal Revenue Service that the Merger is not a tax-free reorganization, Digi and Merger Sub hereby agree that they, and not the ITK stockholders, shall be responsible for any taxes, interest and penalties that would result from the taxation of ITK, and that the ITK stockholders, and not Digi or Merger Sub, shall be responsible for any taxes, interest and penalties resulting from their status as stockholders of ITK or from their receipt of the Share Consideration in the Merger.

       4.7 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, ITK Shares that are issued and outstanding immediately prior to the Effective Time and are held by stockholders who have the right (to the extent such right is available by law) to demand and receive payment of the fair value of their ITK Shares in the manner provided in Section 262 of the DGCL and have not failed to perfect or effectively withdrawn or lost such right under the DGCL, as the case may be, prior to the time provided therefor under the DGCL ("DISSENTING SHARES") will not be converted into the right to receive the Merger Consideration; provided, however, that if any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost such right, such ITK Shares shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive the Merger Consideration, without interest. Digi shall cause the Surviving Corporation to honor its obligations under the DGCL to holders of Dissenting Shares.

                                   ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF ITK

       ITK hereby represents and warrants to Digi and Merger Sub that:

       5.1    ORGANIZATION AND QUALIFICATION, SUBSIDIARIES.

       (a) Each of ITK and each subsidiary of ITK (each an "ITK SUBSIDIARY") is a corporation duly organized, validly existing and, in the case of any ITK Subsidiary organized in the United States, is in good standing under the laws of the jurisdiction of its incorporation. Each of ITK and the ITK Subsidiaries has the requisite power and authority and all necessary permits, licenses and approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority, permits, licenses and approvals would not, individually or in the aggregate, have a Material Adverse Effect on ITK. ITK and each ITK Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on ITK.

       (b) ITK DISCLOSURE SCHEDULE 5.1 contains a list of all the ITK Subsidiaries. Except for such subsidiaries or as set forth in ITK DISCLOSURE SCHEDULE 5.1, ITK does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock, options, warrants or other rights to purchase capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity. Except as set forth in ITK DISCLOSURE
       SCHEDULE 5.1, all of the outstanding shares of capital stock of each of the ITK Subsidiaries are, in the case of registered shares, owned beneficially and of record, and in the case of bearer shares, owned, by ITK, one of its other subsidiaries, or any combination of ITK and one or more of its other subsidiaries, in each case free and clear of any liens, charges, restrictions, claims or encumbrances of any nature whatsoever; and there are no outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or otherwise) pursuant to which any of the ITK Subsidiaries is or may become obligated to issue any shares of its capital stock to any person other than ITK or one of the other ITK Subsidiaries. True and correct copies of stock certificates representing all outstanding shares of capital stock of ITK Telekommunikation AG which are represented by stock certificates have been heretofore delivered to Digi.

       5.2    CAPITALIZATION.

       (a) The authorized capital stock of ITK consists of 33,000,000 shares of ITK Shares. As of the date hereof, 27,379,151 ITK Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable. The stockholders and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities, of ITK and each ITK Subsidiary, and the number of shares of capital stock of ITK and each ITK Subsidiary, and the number of such subscriptions, warrants, options, convertible securities, and other such rights, held by each, and their respective addresses as set forth on the books of ITK, are as set forth in ITK DISCLOSURE SCHEDULE 5.2. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of ITK and each ITK Subsidiary are as set forth in the organizational documents of each, copies of which have been provided to Digi, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in ITK DISCLOSURE SCHEDULE 5.2, (i) no person is known to ITK to own any share of capital stock of ITK or any

       ITK Subsidiary, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of ITK or any ITK Subsidiary is authorized or outstanding and (iii) there is no commitment by ITK or any ITK Subsidiary to issue shares, subscription, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset.

       (b) There are no outstanding contractual obligations of ITK or any ITK Subsidiary to repurchase, redeem or otherwise acquire any ITK Shares or any capital stock of any ITK Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any ITK Subsidiary or any other person.

       (c) Except as set forth in ITK DISCLOSURE SCHEDULE 5.2, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, registration rights agreements, buy-sell agreements, rights of first refusal, co-sale rights, preemptive rights or proxies relating to any securities of ITK or any ITK Subsidiary (to which ITK or any ITK Subsidiary is a party or which is otherwise known to ITK).

       (d) All of the outstanding securities of ITK were issued in compliance with all applicable securities laws.

       (e) Each outstanding share of capital stock of each ITK Subsidiary is duly authorized, validly issued, fully paid and nonassessable.

       5.3 AUTHORITY RELATIVE TO THIS AGREEMENT. ITK has all necessary power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation by ITK of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action of ITK and no other corporate proceedings on the part of ITK are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. Concurrently with the execution and delivery of this Agreement, holders of ITK Shares representing not less than 75% of the Fully Diluted Shares (as defined in that certain Shareholders' Agreement among ITK and the stockholders of ITK signatory thereto, dated as of August 7, 1997 (the "ITK Shareholders' Agreement"), as provided in Section 7.02 of the ITK Shareholders' Agreement) have duly consented in writing (i) to approve this Agreement and the transactions contemplated by this Agreement in lieu of a special meeting of stockholders of ITK and (ii) to terminate the Shareholders' Agreement subject to and effective upon the consummation of the Merger. True and correct copies of such consents are set forth in ITK DISCLOSURE SCHEDULE 5.3. To the knowledge of ITK, (i) none of the consenting ITK stockholders is an Unaccredited Investor, and (ii) all of such consents executed by persons who are not "U.S. persons" within the meaning of Rule 901(k) of Regulation S under the Securities Act were executed and delivered outside the United States. This Agreement has been duly and validly executed and delivered by ITK. Assuming the due authorization by Digi and Merger Sub, and the due execution and delivery by Digi and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of ITK, enforceable in accordance with its terms.

       5.4    NO CONFLICT, REQUIRED FILINGS AND CONSENTS

       (a) The execution and delivery of this Agreement by ITK does not, and the performance of this Agreement by ITK will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of ITK, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to ITK or any ITK Subsidiary or by which any property or asset of ITK or any ITK Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of ITK or any ITK Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of ITK or any ITK Subsidiary, except, in the case of (ii) and (iii), for such conflicts, violations, breaches, defaults, rights, liens and encumbrances which would not prevent or delay consummation of the Merger, or otherwise prevent ITK from performing its obligations under this Agreement, and which would not, individually and in the aggregate, have Material Adverse Effect on ITK.

       (b) The execution and delivery of this Agreement by ITK, does not, and the performance of this Agreement by ITK will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (A) for filing and applicable requirements under United States and foreign securities laws and state securities or "blue sky" laws, the HSR Act and the DGCL and (B) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent ITK from performing its obligations under this Agreement, and would not, individually or in the aggregate, have a Material Adverse Effect on ITK.

       5.5 COMPLIANCE. Neither ITK nor any ITK Subsidiary is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to ITK or any ITK Subsidiary or by which any property or asset of ITK or any ITK Subsidiary is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which ITK or any ITK Subsidiary is a party or by which ITK or any ITK Subsidiary or any property or asset of ITK or any ITK Subsidiary is bound or affected, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on ITK. To the knowledge of ITK, no proposed law, rule, regulation or order exists which, if enacted, would have a Material Adverse Effect on ITK.

       5.6 FINANCIAL STATEMENTS. True and complete copies of the (i) unaudited consolidated balance sheet of ITK as of December 31, 1997, and the related unaudited consolidated statements of income, retained earnings and stockholders' equity of ITK (collectively referred to herein as the "ITK FINANCIAL STATEMENTS") and (ii) the unaudited consolidated balance sheet of ITK as of March 31, 1998 and the related consolidated statements of income, retained earnings and stockholders' equity of ITK (collectively referred to herein as the "ITK INTERIM FINANCIAL STATEMENTS") have been delivered by ITK to Digi and have been attached hereto as ITK DISCLOSURE SCHEDULE 5.6. The ITK Financial Statements and the ITK INTERIM FINANCIAL STATEMENTS (i) were prepared in accordance with the books of account and other financial records of ITK, (ii) present fairly the consolidated financial condition and results of operations of ITK and its subsidiaries as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with applicable law and United States generally accepted accounting principles ("US GAAP") applied on a basis consistent with the past practices of ITK and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of ITK and its subsidiaries and the results of the operations of ITK and its subsidiaries as of the dates thereof or for the periods covered thereby. The ITK Financial Statements, upon completion of the audit thereof by ITK's accountant, shall not require any material amendment or revision of any line item thereof in order for ITK's accountant to issue an unqualified form of audit opinion thereon. In addition to the foregoing, true and complete copies of the (i) audited balance sheet of ITK Telekommunikation AG as of June 30, 1997, and the related statements of income, retained earnings and stockholders' equity (collectively referred to herein as the "ITK AG 1997 Financial Statements") and (ii) the audited balance sheet of ITK Telekommunikation AG as of September 30, 1996, and the related statements of income, retained earnings and stockholders' equity (collectively referred to herein as the "ITK AG 1996 Financial Statements") have been heretofore delivered by ITK to Digi. The ITK AG 1997 Financial Statements and the ITK AG 1996 Financial Statements (i) were prepared in accordance with the books of account and other financial records of ITK Telekommunikation AG, (ii) present fairly the consolidated financial condition and results of operations of ITK Telekommunikation AG and its subsidiaries as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with applicable law and German generally accepted accounting principles ("GoB") applied on a basis consistent with the past practices of ITK Telekommunikation AG, (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of ITK Telekommunikation AG and the results of the operations of ITK Telekommunikation AG as of the dates thereof or for the periods covered thereby, and (v) received from ITK Telekommunikation AG's accountant an unqualified form of audit opinion.

       5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 1998, except as contemplated by this Agreement or as set forth in ITK Disclosure 5.7, ITK and the ITK Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since
March 31, 1998, except as set forth in ITK Disclosure

Schedule 5.7, there has not been (i) any Material Adverse Change with regard to ITK, (ii) any change by ITK or any ITK Subsidiary in its accounting methods, principles or practices, other than changes required by US GAAP,
(iii) any revaluation by ITK or any ITK Subsidiary of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice and in accordance with US GAAP, (iv) any issuance by ITK or any ITK Subsidiary of any stock, bonds or other corporate securities, (v) borrowing of any amount or incurrence of any material obligation or material liability (absolute, accrued or contingent) by ITK or any ITK Subsidiary, except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business,
(vi) discharge or satisfaction of any material lien or material encumbrance or payment of any material obligation or material liability (absolute, accrued or contingent) by ITK or any ITK Subsidiary, other than current liabilities shown on the ITK Financial Statements and current liabilities incurred since the date of the ITK Financial Statements in the ordinary course of business, (vii) mortgage, pledge, encumbrance or lien on any of the material assets of ITK or any of the ITK Subsidiaries, tangible or intangible, other than liens for current real property taxes not yet due and payable, (viii) sale, assignment or transfer of any of the material tangible assets of ITK or any of the ITK Subsidiaries except in the ordinary course of business, or cancellation by ITK or any ITK Subsidiary of any material debt or material claim except in the ordinary course of business, (ix) sale, assignment, transfer or grant of any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset or ITK or any of the ITK Subsidiaries, (x) any loss of property or waiver of any right of substantial value, whether or not in the ordinary course of business, (xi) any action by a customer or supplier, the loss of which would have a Material Adverse Effect on ITK, to terminate, materially reduce or threaten to terminate its purchases from or provision of products or services to ITK or any ITK Subsidiary, as the case may be, (xii) any entry by ITK or any ITK Subsidiary into any commitment or transaction material to ITK and the ITK Subsidiaries, taken as a whole, (xiii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of ITK or any ITK Subsidiary or any redemption, purchase or other acquisition of any of its securities, (xiv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of ITK or any ITK Subsidiary, except in the ordinary course of business consistent with past practice, or (xv) any commitment to do any of the foregoing.

       5.8    ABSENCE OF LITIGATION.  Except as set forth in ITK DISCLOSURE
SCHEDULE 5.8, there is no claim, action, proceeding or investigation pending or, to the knowledge of ITK, threatened against ITK or any ITK Subsidiary, or any property or asset of ITK or any ITK Subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which (i) individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on ITK, or (ii) seeks to delay or prevent the consummation of any transaction contemplated by this Agreement. As of the date hereof, neither ITK nor any ITK Subsidiary nor any property or asset of ITK or any ITK Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect on ITK.

       5.9    EMPLOYEE BENEFIT PLANS.

       (a) ITK DISCLOSURE SCHEDULE 5.9 lists each U.S. Employee Plan that covers any employee of ITK or any ITK Subsidiary, copies or descriptions of all of which have previously been made available or furnished to Digi. With respect to each U.S. Employee Plan, ITK has provided the most recently filed Form 5500 and an accurate summary description of such plan.

       (b) ITK DISCLOSURE SCHEDULE 5.9 also includes a list of each Benefit Arrangement and Foreign Benefit Plan of ITK or any ITK Subsidiary, copies or descriptions of which have been made available or furnished previously to Digi.

       (c) None of the U.S. Employee Plans or other arrangements listed on ITK DISCLOSURE SCHEDULE 5.9, other than the Foreign Benefit Plans, cover any non-United States employee or former employee of ITK or any ITK Subsidiary.

       (d)    No "prohibited transaction," as defined in Section 406 of ERISA or
       Section 4975 of the Code has occurred with respect to any U.S. Employee Plan of ITK.

       (e) No U.S. Employee Plan of ITK is a Multiemployer Plan and no U.S. Employee Plan of ITK is subject to Title IV of ERISA. ITK, the ITK Subsidiaries and their ERISA Affiliates have not incurred nor reasonably expect to incur any material liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA or arising in connection with any complete or partial withdrawal from a Multiemployer Plan.

       (f) Each U.S. Employee Plan of ITK which is intended to be qualified under Section 401 (a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. ITK has furnished to Digi copies of the most recent Internal Revenue Service determination letters with respect to each such plan. Each U.S. Employee Plan of ITK has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such plan.

       (g) Each Benefit Arrangement of ITK has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement of ITK.

       (h) With respect to the employees, former employees and beneficiaries of employees or former employees of ITK and any ITK Subsidiary, there are no post-retirement medical, health or life insurance plans in effect, except as required by Section 4980B of the Code. No tax under Section 4980B of the Code has been incurred in respect of any U.S. Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

       (i) All contributions and payments accrued under each U.S. Employee Plan and Benefit Arrangement, in each case of ITK, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date. Except as disclosed in writing to Digi prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by ITK, any ITK Subsidiary or any of their ERISA Affiliates relating to, or change in employee participation or coverage under, any U.S. Employee Plan or Benefit Arrangement, in each case of ITK, that individually or collectively would increase materially the expense of maintaining such U.S. Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

       (j) There is no contract, agreement, plan or arrangement covering any employee or former employee of ITK or any ITK Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

       (k) Except as disclosed on ITK DISCLOSURE SCHEDULE 5.9, no employee of ITK or any ITK Subsidiary will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

       (l) With respect to each Foreign Benefit Plan of ITK: (A) all employer and employee contributions to each Foreign Benefit Plan required by law or by the terms of such Foreign Benefit Plan have been made or, if applicable, accrued in accordance with normal accounting practices; (B) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and
       (C) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with the appropriate regulatory authorities.

       5.10 LABOR MATTERS. Except as set forth in ITK DISCLOSURE SCHEDULE 5.10, (i) there are no controversies pending or, to the knowledge of ITK, threatened between ITK or any ITK Subsidiary and any of their respective employees, which controversies have or could have a Material Adverse Effect on ITK, (ii) neither ITK nor any ITK Subsidiary is a member of an employers' association or a party to, or otherwise bound by, any collective bargaining agreement or other labor union contract applicable to persons employed by ITK or any ITK Subsidiary, nor, to the knowledge of ITK, are there any activities or proceedings of any labor union to organize any such employees, (iii) neither ITK nor any ITK Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract and there are no grievances outstanding against ITK or any ITK Subsidiary under any such agreement or contract, (iv) there are no unfair labor practice complaints pending against ITK or any ITK Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of ITK or any ITK Subsidiary,
(v) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of ITK, threat thereof, by or with respect to any employees of ITK or any ITK Subsidiary, and (vi) neither ITK or any ITK Subsidiary has a workers' council or similar body or is a party to or bound by any agreement or ongoing consistent practices or policies on a company-wide basis.

       5.11   REAL PROPERTY AND LEASES.

       (a) ITK and the ITK Subsidiaries have sufficient title to all their properties and assets to conduct their respective businesses as currently conducted, with only such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect on ITK.

       (b) ITK DISCLOSURE SCHEDULE 5.11(b)(i) contains a list of all real property owned by ITK or any ITK Subsidiary. ITK DISCLOSURE SCHEDULE 5.11(b)(ii) contains a list of real property leased by ITK or any ITK Subsidiary, the applicable lease agreements, the name of the lessor, the date of the lease agreement and each amendment thereto and the aggregate annual rental or other fee payable under any such lease. Except as set forth on ITK DISCLOSURE SCHEDULE 5.11(b)(i) or 5.11(b)(ii) each parcel of real property owned or leased by ITK or any ITK Subsidiary (i) is owned or leased free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, "LIENS"), other than (A) Liens for current taxes and assessments not yet past due, (B) inchoate mechanics' and materialmen's Liens for construction in progress, (C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of ITK or such Subsidiary consistent with past practice, and (D) all matters of record, Liens and other imperfections of title and encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on ITK, and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of ITK, has any such condemnation, expropriation or taking been proposed. Without limiting the generality of the foregoing, there are no existing or, to the best knowledge of ITK or any ITK Subsidiary, pending special assessments ("ERSCHLIESSUNGSGEBUHREN") under German law affecting the real property and there are no current public improvements (water, sewer, sidewalk, street, alley, curbing, etc.) or condemnation actions effecting such real property or improvements thereon for which assessments may be levied after the date hereof. ITK has no knowledge of any plant improvements which may result in assessments or condemnation actions.

       5.12 PROPRIETARY INFORMATION OF THIRD PARTIES. To the knowledge of ITK, no third party has claimed or has reason to claim that any person employed by or affiliated with ITK or any ITK Subsidiary has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. To the knowledge of ITK, no third party has requested information from ITK or any ITK Subsidiary which suggests that such a claim might be contemplated. To the knowledge of ITK, no person employed by or affiliated with ITK or any ITK Subsidiary has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the knowledge of ITK, no person employed by or affiliated with ITK or any ITK Subsidiary has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of ITK or any ITK Subsidiary, and ITK has no reason to believe there will be any such employment or violation. To the knowledge of ITK, none of the execution or delivery of this Agreement, or the carrying on of the business of ITK or any ITK Subsidiary as officers, employees or agents by any officer, director or key employee of ITK or any ITK Subsidiary, or the conduct or proposed conduct of the business of ITK or any ITK Subsidiary, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any material noncompetition contract, covenant or instrument under which any such person is obligated.

       5.13   TRADEMARKS, PATENTS AND COPYRIGHT.  Set forth in ITK DISCLOSURE
SCHEDULE 5.13 is a list and brief description of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights material to the business of ITK and the ITK Subsidiaries as currently conducted, and all applications for such which are in the process of being prepared, owned by or registered in the name of ITK or any ITK Subsidiary, or of which ITK or any

ITK Subsidiary is a licensor or licensee or in which ITK or any ITK Subsidiary has any right (and, if applicable, a brief description of the nature of such right). ITK and the ITK Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for patents, trademarks and for service marks, know-how, manufacturing processes, formulae, trade secrets, customer lists and other proprietary rights and information ("INTELLECTUAL PROPERTY") necessary to the business of ITK and the ITK Subsidiaries as currently conducted. To the knowledge of ITK, all technical information developed by and belonging to ITK or any ITK Subsidiary which has not been patented has been kept confidential. Except as set forth in ITK DISCLOSURE SCHEDULE 5.13, neither ITK nor any ITK Subsidiary has granted or assigned to any other person or entity any right to manufacture or assemble any products of ITK or any ITK Subsidiary. The conduct of the business of ITK and the ITK Subsidiaries as currently conducted does not and will not conflict in any way with any Intellectual Property of any third party that, individually or in the aggregate, could have a Material Adverse Effect on ITK. To the knowledge of ITK, there are no infringements of any propriety rights owned by or licensed by or to ITK or any ITK Subsidiary which, individually or in the aggregate, could have a Material Adverse Effect on ITK. To the knowledge of ITK, neither ITK nor any ITK Subsidiary has licensed or otherwise permitted the use by any third party of any proprietary information on terms or in a manner which, individually or in the aggregate, could have a Material Adverse Effect on ITK. No claim is pending or, to the knowledge of ITK, threatened, to the effect that the operations of ITK or any ITK Subsidiary infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the knowledge of ITK, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the knowledge of ITK, threatened, to the effect that any such Intellectual Property owned or, to the knowledge of ITK, licensed by ITK or any ITK Subsidiary, or which ITK or any ITK Subsidiary otherwise has the right to use, is invalid or unenforceable by ITK, and, to the knowledge of ITK, there is no basis for any such claim (whether or not pending or threatened). Without limiting the generality of the foregoing, neither ITK nor any ITK Subsidiary is subject to any rights to compensation belonging to former and current employees for inventions used in the business (employee inventions, e.g. "ARBEITNEHMERERFINDUNGEN" under German Law).

       5.14   TAXES.

       (a)    Except as set forth in ITK DISCLOSURE SCHEDULE 5.14:

              (i) Each of ITK and the ITK Subsidiaries has timely filed all Returns required to be filed and paid all Taxes shown as due on such Returns. All such Returns were complete and correct in all material respects. All Taxes with respect to which any of ITK or any ITK Subsidiary has become obligated have been paid and adequate reserves have been established for all Taxes accrued but not yet payable (including any Taxes arising out of, or in connection with, the transactions contemplated by this Agreement). None of ITK or any ITK Subsidiary is currently the beneficiary of any extension of time within which to file any Return. None of ITK or any ITK Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency. None of ITK or any ITK Subsidiary is a party to any Tax sharing or similar agreement with any person.

              (ii) No issues have been raised (and are currently pending) by any taxing authority in connection with any of the Returns filed or required to be filed by any of ITK or any ITK Subsidiary. All deficiencies asserted or assessments made as a result of any examinations of such Returns have been fully paid, or are fully reflected as a liability in the respective financial statements of ITK or any ITK Subsidiary, or are being contested and an adequate reserve therefor has been established and is fully reflected in the respective financial statements of ITK or any ITK Subsidiary. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of any of ITK or any ITK Subsidiary. All material elections with respect to taxes affecting ITK or any ITK Subsidiary, as of the date hereof, are set forth in the respective financial statements of such entities.

       (b) ITK DISCLOSURE SCHEDULE 5.14 sets forth the tax loss carryforwards of ITK and each of the ITK Subsidiaries by amount, country and year of expiration.

       5.15   ENVIRONMENTAL MATTERS.

       (a) ITK and each ITK Subsidiary has complied with all applicable foreign, federal, state and/or local laws (including without limitation case law, rules, regulations, orders, judgments, decrees, permits, licenses and governmental approvals) that are intended to protect the environment and/or human health or safety (collectively, "ENVIRONMENTAL LAWS"), except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on ITK.

       (b) Neither ITK nor any ITK Subsidiary has handled, generated, used, stored, transported or disposed of any substance or waste which is regulated by Environmental Laws, except for reasonable amounts of ordinary office supplies and/or office cleaning supplies which have been used in compliance with Environmental Laws.

       (c) To the knowledge of ITK, there are no "ENVIRONMENTAL LIABILITIES." For purposes of this Section, "Environmental Liabilities" are liabilities which (i) arise out of or in any way relate to ITK or any ITK Subsidiary or any real estate at any time owned, used or leased by ITK or any ITK Subsidiary, or ITK's or ITK Subsidiary's use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential, and (ii) arise from or relate to actions occurring (including any failure to act) or conditions existing on or before the Closing Date.

       5.16   CERTAIN INTERESTS.

       (a) Except as set forth on ITK DISCLOSURE SCHEDULE 5.16, none of ITK or any affiliate of ITK, any officer or director of ITK or any ITK Subsidiary or any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director:

              (i) has any ownership or financial interest in any competitor, supplier, or customer of ITK or any ITK Subsidiary (other than rights of ownership of securities of a publicly-held corporation amounting to less than one percent of any class of outstanding securities);

              (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which ITK or any ITK Subsidiary uses in the conduct of its business or otherwise; or

              (iii)  has outstanding any indebtedness to ITK or any ITK
              Subsidiary.

       (b) Except as set forth in ITK DISCLOSURE SCHEDULE 5.16, ITK and the ITK Subsidiaries do not have any liability or any obligation of any nature whatsoever to any officer, director or stockholder of ITK or any ITK Subsidiary, or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or stockholder.

       5.17   MATERIAL CONTRACTS.

       (a) ITK DISCLOSURE SCHEDULE 5.17 lists all agreements relating to Intellectual Property set forth in ITK DISCLOSURE SCHEDULE 5.13 and each of the following contracts and agreements of ITK and the ITK Subsidiaries (such contracts and agreements, together with all contracts or other agreements listed on ITK DISCLOSURE SCHEDULES 5.2, 5.9, 5.10, 5.11(b)(ii) and 5.18 to which ITK or any ITK Subsidiary is a party, being the "ITK MATERIAL CONTRACTS"):

              (i) each distributor, dealer, manufacturer's representative or sales agency agreement which is (A) exclusive as to territory or product line, (B) material to the business of ITK and the ITK Subsidiaries, taken as a whole, or (C) not terminable on less than 90 days' notice without material cost or other material liability to ITK or any ITK Subsidiary;

              (ii) each sales agreement with a customer of ITK or any ITK Subsidiary under the terms of which ITK or any ITK Subsidiary is likely to receive more than $300,000 in the aggregate during the calendar year ending December 31,

              1998 and which entitles such customer to a rebate or right of set-off, to return any product to ITK or any ITK Subsidiary after acceptance thereof, or which varies in any material respect from ITK's or any ITK Subsidiary's standard form agreements;

              (iii) each agreement with any supplier under the terms of which ITK or any ITK Subsidiary is likely to pay or otherwise give consideration of more than $300,000 in the aggregate during the calendar year ending December 31, 1998 and containing any provision permitting any party other than ITK or any ITK Subsidiary to renegotiate the price or other material terms upon the failure of ITK or any ITK Subsidiary to meet its obligations thereunder or containing any payback or similar provisions;

              (iv) each agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment, outside the ordinary course of business consistent with past practice;

              (v) each agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any material asset of ITK or any ITK Subsidiary;

              (vi) each guaranty of any material obligation for borrowed money;

              (vii) each agreement under which ITK or any ITK Subsidiary has limited or restricted its right to compete in any geographical area or with any person in any respect;

              (viii) each agreement or group of related agreements with the same party under the terms of which ITK or any ITK Subsidiary is likely to pay consideration of more than $300,000 in the aggregate during the calendar year ending December 31, 1998, and which is not terminable by ITK or any ITK Subsidiary without penalty upon notice of 30 days or less;

              (ix) all contracts and agreements the absence of which would have a Material Adverse Effect on ITK; and

              (x) each loan or subsidy agreement to which ITK or any ITK Subsidiary is a party.

       (b) To the knowledge of ITK, each ITK Material Contract (i) is valid and binding on the respective parties thereto and is in full force and effect; and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence.

       (c) Neither ITK nor any ITK Subsidiary has received any notice of default under, or is in default under or in material breach of, any ITK Material Contract. Neither ITK nor any ITK Subsidiary has any present expectation or intention of not performing any material obligation under any ITK Material Contract and, to the knowledge of ITK, no party to any ITK Material Contract other than ITK or any ITK Subsidiary has breached or intends to breach any ITK Material Contract.

       (d) True and correct copies of all ITK Material Contracts have been heretofore delivered to Digi.

       (e) Neither ITK nor any ITK Subsidiary is subject to potential compensatory obligations under Section 89(b) of the German Commercial Code (HGB) or similar obligations under German or any other laws.

       5.18 OFFICERS. ITK DISCLOSURE SCHEDULE 5.18 sets forth a list of the names of the officers of ITK and the ITK Subsidiaries, together with the title or job classification of each such person and the total compensation anticipated to be paid to each such person by ITK and the ITK Subsidiaries in the calendar year ending December 31, 1998. Except as set forth in ITK DISCLOSURE SCHEDULE 5.18, none of such persons has an employment agreement or understanding, whether oral or written, with ITK or any ITK Subsidiary, which is not terminable on notice by ITK or such subsidiary without cost or other liability to ITK or such subsidiary.

       5.19   EMPLOYEES AND EMPLOYEE BONUSES.

       (a) No officer or key employee of ITK or any ITK Subsidiary has advised ITK or any ITK Subsidiary (orally or in writing) that he intends to terminate employment with ITK or any ITK Subsidiary. A true and correct copy of ITK Telekommunikation AG's standard form of employment agreement for non-officers has been heretofore delivered to Digi.

       (b) ITK has accrued on its financial books and records as of June 30, 1998 all unpaid bonus obligations of ITK or any ITK Subsidiary to any employee or former employee thereof. From and after July 1, 1998, neither ITK nor any ITK Subsidiary will have any obligation or commitment, whether written or oral, with respect to any bonus payment to any employee or former employee thereof, excluding sales commissions paid in accordance with reasonable past practice. No representation has been made by ITK or any ITK Subsidiary to any employee or former employee thereof with respect to the award of any bonuses which if fulfilled would cause this Section 5.19(b) to be untrue.

       5.20 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of ITK or any ITK Subsidiary.

       5.21 FULL DISCLOSURE. Neither ITK nor any of its officers has knowingly withheld from Digi any material facts relating to ITK.

                                 ARTICLE VI

          REPRESENTATIONS AND WARRANTIES OF DIGI AND MERGER SUB

       6.1 ORGANIZATION AND QUALIFICATION. Each of Digi and each subsidiary of Digi (each a "DIGI SUBSIDIARY") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Digi and the Digi Subsidiaries has the requisite power and authority and all necessary permits, licenses and approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority, permits, licenses and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Digi. Each of Digi and the Digi Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on Digi.

       6.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Digi and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation by Digi and Merger Sub of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action of Digi and Merger Sub, and no other corporate proceedings on the part of Digi or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Digi and Merger Sub. Assuming the due authorization by ITK, and the due execution and delivery by ITK, this Agreement constitutes a legal, valid and binding obligation of each of Digi and Merger Sub, enforceable in accordance with its terms.

       6.3    NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

       (a) The execution and delivery of this Agreement by Digi and Merger Sub does not, and the performance of this Agreement by Digi and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Digi or Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Digi or any Digi Subsidiary or by which any property or asset of Digi or any Digi Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Digi or any Digi Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of Digi or any Digi Subsidiary, except, in the case of (ii) and (iii), for such conflicts, violations, breaches, defaults, rights, liens and encumbrances which would not prevent or delay consummation of the Merger, or otherwise prevent Digi from performing its obligations under this Agreement and which would not, individually and in the aggregate, have Material Adverse Effect on Digi.

       (b) The execution and delivery of this Agreement by Digi and Merger Sub does not, and the performance of this Agreement by Digi and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for filing and applicable requirements under United States and foreign securities laws and state securities or "blue sky" laws, the HSR Act and the DGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Digi and Merger Sub from performing their obligations under this Agreement, and would not, individually or in the aggregate, have a Material Adverse Effect on Digi.

       6.4    OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES; ASSETS OF MERGER
SUB.

       (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby.

       (b) As of the date hereof and the Effective Time, the capital stock of Merger Sub is and will be owned 100% by Digi directly. Further, there are not as of the date hereof and there will not be at the Effective Time any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character which Merger Sub is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Merger Sub.

       (c) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby, Merger Sub has not and will not have incurred, directly or indirectly through any subsidiary or affiliate, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity.

       (d) Digi will take all action necessary to ensure that Merger Sub at no time prior to the Effective Time owns any asset other than an amount of cash necessary to incorporate Merger Sub and to pay the expenses of the Merger attributable to Merger Sub in connection with the Merger.

       6.5    SEC REPORTS; FINANCIAL STATEMENTS; CAPITALIZATION.

       (a) Since October 1, 1997, Digi has filed with the SEC all reports (Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), definitive proxy statements and portions of the Annual Report to Stockholders to the extent filed under the Securities Exchange Act, in each case required to be filed by it pursuant to the Securities Exchange Act, all of which complied as to form in all material respects with all applicable requirements of the Securities Exchange Act (collectively, the "DIGI SEC REPORTS"). True and correct copies of the Digi SEC Reports have been furnished to ITK. None of the Digi SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

       (b) The consolidated statements of financial position and the related consolidated statements of income, stockholders' equity and cash flows (including the related notes thereto) of Digi included in the Digi SEC Reports (the "DIGI FINANCIAL STATEMENTS") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, are in accordance with the books and records of Digi, have been prepared in accordance with US GAAP applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the consolidated financial position of Digi and its consolidated subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

       (c) The authorized capital stock of Digi is as set forth in the Digi Financial Statements.

       (d) Since October 1, 1997 there has been no change in accounting policy for Digi.

       (e) At May 31, 1998 there were outstanding options to purchase an aggregate of 2,319,637 Digi Common Shares under Digi's stock option plans.

       6.6 STOCK OPTION PLAN REGISTRATION. Digi has filed and caused to become effective registration statements on Form S-8 promulgated by the SEC, covering Digi Common Shares issued pursuant to the Digi International Inc. Stock Option Plan and the Digi International Inc. Non-Officer Stock Option Plan.

       6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Digi SEC Reports or the DIGI DISCLOSURE SCHEDULE or as contemplated by the Digi Financial Statements and except for the transactions contemplated hereby, since March 31, 1998, the business of Digi has been carried on only in the ordinary and usual course, and there has been no Material Adverse Change with regard to Digi since March 31, 1998.

       6.8 BROKERS. No broker, finder or investment banker other than Bear, Stearns & Co. Inc. is entitled to any brokerage, finder's or other fee or commission in connection with the transaction's contemplated by this Agreement based upon arrangements made by or on behalf of Digi or any Digi Subsidiary.

       6.9 FINANCING. Digi presently has sufficient cash and cash equivalents and available lines of credit to pay the Cash Consideration.

       6.10 ABSENCE OF LITIGATION. Except as set forth in the Digi SEC Reports or the DIGI DISCLOSURE SCHEDULE, there is no claim, action, proceeding or investigation pending or, to the knowledge of Digi, threatened against Digi or any Digi Subsidiary, or any property or asset of Digi or any Digi Subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which (i) individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Digi, or
(ii) seeks to delay or prevent the consummation of any transaction contemplated by this Agreement. As of the date hereof, neither Digi nor any Digi Subsidiary nor any property or asset of Digi or any Digi Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect on Digi.

        6.11 ELIGIBILITY TO USE FORM S-3. Digi meets the requirements for the use of Form S-3 for registration of the sale by the ITK Stockholders of the Digi Common Shares issued in the Merger, and Digi shall file all reports required to be filed by Digi with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

       6.12 FULL DISCLOSURE. Neither Digi nor any of its officers has knowingly withheld from ITK any material facts relating to Digi.


                                ARTICLE VII

                              CERTAIN COVENANTS

       7.1 CONDUCT OF ITK'S BUSINESS PENDING THE MERGER. ITK agrees that, from the date hereof to the Effective Time, except (i) for entering into this Agreement and consummating the transactions expressly contemplated hereby, (ii) to the extent that Digi shall otherwise consent in writing:

       (a) ITK shall, and shall cause each ITK Subsidiary to, operate its business substantially as presently planned or operated and only in the ordinary, usual and customary manner, and, consistent with such operation, use its reasonable efforts to preserve intact its present business organization and its relationships with persons having business relationships with it.

       (b) No amendment shall be made to the Certificate of Incorporation or the By-Laws of ITK or any ITK Subsidiary.

       (c) There shall be no changes in the number of shares, par value or class of authorized or issued capital stock of ITK or any ITK Subsidiary, except as a result of the exercise of presently exercisable options to purchase ITK Shares. In addition, ITK shall not grant any option, warrant, convertible security, or other right to acquire any shares of capital stock of ITK or any ITK Subsidiary.

       (d) There shall not be any declaration or payment of any dividend or other distribution in respect to the capital stock of ITK.

       (e) ITK shall not, and shall not permit any ITK Subsidiary to, (i) enter into any employment contract or consulting agreement or make any offer of employment to any person or offer to engage any person as a consultant, or (ii) increase the wages, salary, fees or other compensation of any person(s) presently employed or rendering any service(s) to ITK or any ITK Subsidiary.

       (f) Except in the ordinary course of business, ITK shall not, and shall not permit any ITK Subsidiary to, enter into, materially amend or renew, or waive or release any rights of material value under, or materially default on, any ITK Material Contract.

       (g) Without limiting the generality of the foregoing, ITK and the ITK Subsidiaries shall ensure that ITK Telekommunikation AG shall not sell all or any portion of their interest in w+k Video Communication GmbH & Co. KG, a German limited partnership, without obtaining the prior written consent of Digi, which consent shall not be unreasonably withheld; provided, however, that any such sale shall provide for all guarantee obligations undertaken by ITK or any ITK Subsidiary for the benefit of third parties with regard to obligations of w+k Video Communication GmbH & Co. KG to be (i) affirmatively terminated in writing executed by the beneficiary or beneficiaries of the guarantee(s) or (ii) assumed by one or more third parties whose creditworthiness shall be reasonably acceptable to Digi.

       7.2 BOOKS AND RECORDS; ACCESS AND INFORMATION. From the date of this Agreement until the Effective Time, ITK shall give, and cause each of the ITK Subsidiaries to give, to Digi and Digi's officers and representatives reasonable access to its premises during normal business hours, books and records, provide Digi with such financial and operating data and other information with respect to its business and properties as Digi shall from time to time reasonably request, including, without limitation, all interim financial data as soon as it becomes available, and cooperate in the preparation of consolidated financial statements for

ITK for the six months ending June 30, 1998; provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of ITK and the ITK Subsidiaries.

       7.3 NOTIFICATION OF CERTAIN MATTERS. Subsequent to the date of this Agreement and on or prior to the Effective Time, ITK and Digi shall each promptly notify the other of:

       (a) the receipt of any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, under any material agreement to which it is a party or to which it or any of its respective material properties or assets may be subject or bound;

       (b) the receipt of any notice or other communication from any third party whose consent or approval is or may be required in connection with the transactions contemplated by this Agreement, denying such consent or approval;

       (c) the receipt of any notice or other communication from any governmental regulatory agency or authority in connection with the transactions contemplated hereby;

       (d) any material adverse change in its consolidated business, financial condition, operating results, assets, business prospects, management, employee relations or customer relations, or the occurrence of an event or development which, so far as reasonably can be foreseen at the time of its occurrence, could result in any such change; or

       (e) any condition or fact which would not permit it to satisfy a condition to the other's obligation to effect the transactions contemplated hereby, including the Merger.

       7.4 CONFIDENTIALITY. Each of the parties hereto agrees that it shall remain bound by the Non-Disclosure Agreement dated February 25, 1998 and the confidentiality and no-shop letter agreement dated June 9, 1998 through the Effective Time, at which time such agreements shall expire.

       7.5 HSR ACT. Each of the parties will file any notification and report forms and related materials that it may be required to file with the Federal Trade Commission and the United States Department of Justice under the HSR Act, will use its best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

       7.6. ITK AUDITED FINANCIAL STATEMENTS. ITK agrees that, as soon as possible and, if available, on or before the Closing, ITK shall deliver the ITK Financial Statements for the year ended December 31, 1997 including the unqualified opinion thereon of Price Waterhouse LLP, ITK's independent auditor.

       7.7 DORTMUND LOANS AND SUBSIDIES. ITK will use its best efforts to obtain the waivers and amendments regarding loans and subsidies for the facilities in Dortmund, Germany as contemplated by Section 8.1(n).

       7.8 NASDAQ LISTING. Digi will, at its own expense, cause the Digi Common Shares issuable in the Merger to be listed on The Nasdaq Stock Market for quotation on the NASDAQ National Market System prior to the Effective Time.

       7.9 REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its reasonable efforts to satisfy as promptly as practicable all conditions to Closing set forth in this Agreement that are within such party's control.

                                 ARTICLE VIII

                            CONDITIONS TO CLOSING

       8.1 CONDITIONS TO OBLIGATION OF DIGI AND MERGER SUB TO CLOSE. The obligation of Digi and Merger Sub to effect the closing of the transactions contemplated by this Agreement is subject to the satisfaction prior to or at the Closing of the following conditions:

       (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of ITK under this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though made on and as of the Closing Date other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 8.1(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects).

       (b) OBSERVANCE AND PERFORMANCE. ITK shall have performed and complied with all covenants and agreements required by this Agreement to be performed and complied with by it prior to or as of the Closing Date.

       (c) NO ADVERSE CHANGE. Except as otherwise disclosed or contemplated in this Agreement (including the ITK Disclosure Schedules), there shall have occurred no Material Adverse Change with regard to ITK since
       March 31, 1998.

       (d) OFFICERS' CERTIFICATE. ITK shall have delivered to Digi a certificate, dated the Closing Date, executed by the Chief Executive Officer and Chief Financial Officer of ITK and certifying to the satisfaction of the conditions specified in Sections 8.1(a), (b) and (c) hereof.

       (e) CONSENTS OF THIRD PARTIES. Digi shall have received duly executed copies of all consents and agreements necessary for ITK to effect the transactions contemplated hereby, other than any consent or agreement as to which the failure to obtain such consent or agreement shall not have a Material Adverse Effect on ITK. In addition, whether or not consent shall be required under the terms of any agreement between ITK or any ITK Subsidiary and any customer that accounted for more than ten percent (10%) of the consolidated net sales of ITK and the ITK Subsidiaries for the six month period ended
       June 30, 1998 (a "Significant Customer"), ITK shall have received copies of affirmative, written confirmations from each Significant Customer, in form mutually satisfactory to Digi and ITK, affirming the present intention of such Significant Customer to remain a customer of ITK or the applicable ITK Subsidiary after consummation of the Merger.

       (f) LEGAL OPINION. Digi shall have received an opinion, dated the Closing Date, from Testa, Hurwitz & Thibeault, LLP, counsel to ITK, substantially in the form attached hereto as Exhibit B; provided, however, that such opinion may be rendered by German counsel reasonably acceptable to Digi, rather than Testa, Hurwitz & Thibeault, LLP, as to matters of German law.

       (g) CLOSING DOCUMENTS. Digi shall have received such further instruments and documents as may be reasonably required for ITK to consummate the transactions contemplated hereby.

       (h) EMPLOYMENT AGREEMENTS. Each of Klaus Rosenthal and Wolfgang Schroder shall have agreed with Digi that he will enter into an amended and restated employment agreement with ITK Telekommunikation AG in a form mutually acceptable to Klaus Rosenthal and Wolfgang Schroder, respectively, and Digi, such agreements to be formally approved after the Effective Time by the supervisory board ("AUFSICHTSRAT") of ITK Telekommunikation AG comprised of new members elected after the Effective Time and to be entered into by the parties thereto promptly thereafter.

       (i) AUDITOR'S RELIANCE LETTER. In the event that the audited ITK financial statements referred to in Section 7.6 shall have been delivered on or before the Closing, Digi shall have received a reliance letter, reasonably acceptable in form and substance to Digi, permitting reliance on Price Waterhouse LLP's report on such ITK financial statements and consenting to the incorporation of such report in applicable SEC filings of Digi, including without limitation a Current Report on Form 8-K and all registration statements incorporating such Current Report on Form 8-K.

       (j) NO LEGAL ACTIONS. No court or governmental authority of competent jurisdiction shall have issued an order, not subsequently vacated, restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and no person shall have instituted an action or proceeding which shall not have been previously dismissed seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement or seeking damages with respect thereto.

       (k) HSR ACT. The applicable waiting period under the HSR Act shall have expired.

       (l) SUPERVISORY BOARD RESIGNATIONS. Digi shall have received resignation letters from all members of the supervisory board ("AUFSICHTSRAT") of ITK Telekommunikation AG addressed to the Vorstand of ITK Telekommunikation AG in which they declare their resignation upon the election of new members of the "AUFSICHSRAT" following the Effective Time.

       (m) LOCK-UP LETTERS. Klaus Rosenthal and Wolfgang Schroder shall have delivered to Digi a letter agreement, in form and substance reasonably satisfactory to Digi, by which they shall agree not to sell or otherwise dispose of any Digi Common Shares for a period of 180 days from and after the Effective Time.

       (n) DORTMUND LOANS AND SUBSIDIES. With respect to any loan or subsidy agreement relating to the ITK facilities in Dortmund, Germany, pursuant to which ITK has been, or at the time of execution of this Agreement or at the time of Closing is, in breach or default, ITK shall have delivered to Digi a waiver for all past non-compliance under each such agreement. Such waiver shall be executed by the relevant lending institutions, governmental authorities and other parties in a form reasonably satisfactory to Digi. In addition, the relevant lending institutions, governmental authorities and other parties shall also have entered into an amendment to each such agreement setting forth amended terms and conditions for the loan or subsidy which are reasonably acceptable to Digi; provided, however, that Digi shall not be obligated to accept any reduction in the amount of the respective loan or subsidy or adverse change in the other economic terms of such loan or subsidy, or any requirement or commitment to maintain more than 130 full-time employees at the ITK facilities in Dortmund, Germany.

       (o) Digi, on behalf of Merger Sub, shall have received delivery of stock certificates representing all outstanding shares of capital stock of ITK Telekommunikation AG.

       (p) All vested options to purchase ITK Shares held by all persons who are not employees of ITK or any of the ITK Subsidiaries at the time of Closing shall have been exercised, including without limitation any options that accelerate upon the occurrence of the Merger.

       (q) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be reasonably satisfactory in form and substance to Digi and its counsel.

       8.2 CONDITIONS TO OBLIGATION OF ITK TO CLOSE. The obligation of ITK to effect closing of the transactions contemplated by this Agreement is subject to the satisfaction prior to or at the Closing of the following conditions:

       (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Digi and Merger Sub under this Agreement shall be true and correct as of the Closing Date with the same effect as though made on and as of the Closing Date other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 8.2(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects).

       (b) OBSERVANCE AND PERFORMANCE. Digi and Merger Sub shall have performed and complied with all covenants and agreements required by this Agreement to be performed and complied with by them prior to or as of the Closing Date.

       (c) NO ADVERSE CHANGE. Except as otherwise disclosed or contemplated in this Agreement (including the Digi Disclosure Schedule) there shall have occurred no Material Adverse Change with regard to Digi since March 31, 1998.

       (d) OFFICERS' CERTIFICATE. Digi shall have delivered to ITK a certificate, dated the Closing Date, executed by the Chairman of the Board or President and the Chief Financial Officer of Digi and certifying to the satisfaction of the conditions specified in Sections 8.2(a), (b) and (c) hereof.

       (e) LEGAL OPINION. ITK shall have received an opinion, dated the Closing Date, from Faegre & Benson LLP, counsel to Digi and Merger Sub, substantially in the form attached hereto as EXHIBIT C.

       (f) CLOSING DOCUMENTS. ITK shall have received such further instruments and documents as may be reasonably required for Digi to consummate the transactions contemplated hereby.

       (g) NO LEGAL ACTIONS. No court or governmental authority of competent jurisdiction shall have issued an order, not subsequently vacated, restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and no person shall have instituted an action or proceeding which shall not have been previously dismissed seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement or seeking damages with respect thereto.

       (h) HSR ACT. The applicable waiting period under the HSR Act shall have expired.

       (i) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be reasonably satisfactory in form and substance to ITK and its counsel.

                                 ARTICLE IX

                             REGISTRATION RIGHTS

       9.1 REQUIRED REGISTRATION. Digi shall promptly, and in any event within fifteen days after the Effective Time, prepare and file a registration statement under the Securities Act covering the Digi Common Shares issued in the Merger and shall use its best efforts to cause such registration statement to become effective within 45 days after the date of filing. Digi shall be obligated to prepare, file and cause to become effective only one registration statement (on Form S-3 or any successor form promulgated by the SEC ("FORM S-3")) pursuant to this Section 9.1, and to pay the expenses associated with such registration statement. In the event that Digi shall not be eligible to use Form S-3, Digi shall be obligated to prepare, file and cause to become effective one registration statement on Form S-1, S-2 or other applicable form or any other successor form promulgated by the SEC at Digi's election, in which case references herein to "Form S-3" shall be deemed to refer to such other form. In Digi's sole discretion, such registration statement may include Digi Common Shares held by other Digi stockholders having registration rights.

       9.2    REGISTRATION PROCEDURES.  Digi will:

       (a) prepare and file with the SEC a registration statement with respect to the Digi Common Shares issued in the Merger, and use its best efforts to cause such registration statement to become and remain effective until the earlier of one year from the Effective Time or the date that all Digi Common Shares registered on such registration statement have been sold; such best efforts shall include, but not be limited to, promptly responding to all comments received from the staff of the SEC; should Digi receive notification from the SEC that the registration statement will receive no action or no review from the SEC, Digi shall cause such registration statement to become effective within seven days of such SEC notification;

       (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed one year from the Effective Time;

       (c) furnish without charge to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such security holders or underwriters may reasonably request in order to facilitate the public offering of such securities; and Digi hereby consents to the use of such preliminary prospectus and final prospectus and each amendment or supplement thereto by each of the selling security holders and the underwriters, if any, in connection with the offering and sale of the securities covered by such preliminary prospectus and final prospectus and any amendment or supplement thereto;

       (d) furnish to each security holder participating in such registration and their counsel, and each managing underwriter or underwriters, if any, without charge, at least one conformed copy of each registration statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits (other than exhibits to documents incorporated by reference into such registration statement) to the extent requested by such person (including those previously furnished or incorporated by reference) as soon as practicable after the filing of such documents with the SEC;

       (e) prior to the effectiveness of the registration statement and thereafter, use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing, use all commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and do any and all other acts or things in the opinion of Digi necessary or advisable to enable the disposition in such jurisdictions of the securities covered by such registration statement, except that Digi shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

       (f) notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

       (g) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

       (h) notify such holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

       (i) prepare and file with the SEC, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for Digi), is required under the Securities Act in connection with the distribution of the Digi Common Shares by such holder;

       (j) prepare and promptly file with the SEC and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

       (k) use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Digi Common Shares for sale in any jurisdiction, at the earliest practicable moment; and advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

       (l) not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for Digi the filing of such amendment or supplement is reasonably necessary to protect Digi from any liabilities under any applicable federal or state law and such filing will not violate applicable law;

       (m) at the request of any such holder, furnish: (i) an opinion, dated as of the date of closing, of the counsel representing Digi for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request; and (ii) letters dated as of the effective date of the registration statement and as of the date of closing, from the independent certified public accountants of Digi, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request;

       (n) provide a transfer agent and registrar for all Digi Common Shares registered hereunder and a CUSIP number for all such Digi Common Shares, in each case not later than the effective date of such registration;


       (o) use all commercially reasonable efforts to cause all securities covered by the registration statement to be listed on each securities exchange or quoted on any inter-dealer quotation system, if any, on which similar securities issued by Digi are then listed or quoted; and

       (p) comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities
       Act), as soon as reasonably practicable after the end of any 12-month period commencing on the first day of the first fiscal quarter of Digi after the effective date of the registration statement, which earnings statement shall cover said 12-month period, or shorter periods as is consistent with the requirements of Rule 158.

       9.3 EXPENSES. With respect to such registration, Digi shall bear all fees, costs and expenses, including without limitation: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for Digi, all internal Digi expenses, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, but excluding fees and disbursements of counsel and accountants for the selling security holders or the underwriters (except in respect of state securities or blue sky laws), underwriting discounts and commissions and transfer taxes and any other related selling expenses incurred by the selling security holders.

       9.4    INDEMNIFICATION.  With respect to such registration:

       (a) Digi will indemnify and hold harmless each holder of Digi Common Shares which are included in a registration statement pursuant to the provisions of this Article IX, its directors and officers, and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, claim, damage, liability, cost (including without limitation the reasonable cost of investigation of any claim) and expense, joint or several, to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses arise out of or are based on (i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation or alleged violation by Digi of the Securities Act, the Securities Exchange Act, any state securities law, or any rule or regulation promulgated under any of the aforementioned statutes; provided, however, that Digi will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

       (b) Each holder of Digi Common Shares which are included in a registration pursuant to the provisions of this Article IX will indemnify and hold harmless Digi, its directors and officers, any controlling person and any underwriter from and against, and will reimburse Digi, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which Digi or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation thereof; provided, however, that in no event shall a holder's liability under this paragraph exceed the sale proceeds in respect of Digi Common Shares sold by such holder pursuant to the registration statement.

       (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 9.4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

       9.5. RULE 144. From the Effective Time, Digi shall timely prepare and file all documents required to be filed with the SEC as shall be necessary to enable the ITK stockholders to sell unregistered Digi Common Shares in accordance with Rule 144 under the Securities Act. Upon the request of any holder of securities, Digi shall deliver to such holder a written statement as to whether it has complied with such requirements.

                                ARTICLE X

                               TERMINATION

       10.1 TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, notwithstanding approval of the Merger by the stockholders of ITK:

       (a)    by mutual consent of the Boards of Directors of Digi and ITK;

       (b) by either Digi or ITK if (i) any of the conditions to their respective obligations specified in Article VIII hereof have not been satisfied or waived prior to July 31, 1998 (or, if later, the third business day following expiration of the applicable waiting period under the HSR Act), or (ii) the Merger shall not have been consummated on or before July 31, 1998 (or, if later, the third business day following expiration of the applicable waiting period under the HSR Act); provided, however, that the right to terminate this Agreement pursuant to this Section 10.1 shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure to satisfy any of the conditions specified in Article VIII that are required to have been satisfied prior to the Merger or the failure to consummate the Merger.

       10.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement by either Digi or ITK, as provided above, this Agreement shall thereafter become void and there shall be no liability on the part of any party hereto or their respective directors, officers, stockholders or agents, except as provided in Sections 7.4 and 11.2 hereof and except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or agreement contained in this Agreement.

                                  ARTICLE XI

                                 MISCELLANEOUS

       11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Digi and ITK in this Agreement shall terminate immediately upon the Effective Time.

       11.2 EXPENSES. Whether or not the Merger is consummated, all costs and expenses (including without limitation the fees and expenses of investment bankers, attorneys and accountants) incurred in connection with this Agreement and the transactions contemplated hereby shall be born by the party incurring such costs and expenses, except as otherwise provided in Section 9.3; provided, that the parties hereby agree that the reasonable fees and expenses of Testa, Hurwitz & Thibeault, LLP incurred in connection with this Agreement and the transactions contemplated hereby, if not paid by ITK, shall be paid by Digi on the Closing Date.

       11.3 NOTICES. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) or by overnight delivery by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.3):

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

       (a)    If to Digi or Merger Sub to:

              Digi International Inc.
              11001 Bren Road East
              Minnetonka, MN 55343
              United States of America
              Attention: Jerry A. Dusa
              Telecopy: (612) 912-4949

       with a copy to:

              Digi International Inc.
              11001 Bren Road East
              Minnetonka, MN 55343
              United States of America
              Attention: Jonathon E. Killmer
              Telecopy: (612) 912-4998

       and to:

              Faegre & Benson LLP
              2200 Norwest Center
              90 South Seventh Street
              Minneapolis, Minnesota 55402
              United States of America
              Attention: James E. Nicholson
              Telecopy: (612) 336-3026

       (b)    If to ITK, to:

              ITK International, Inc.
              c/o ITK Telecommunication AG
              Joseph-von-Fraunhofer-Str.  23
              D-44227 Dortmund
              Federal Republic of Germany
              Attention: Wolfgang Schroder
              Telecopy: 011-49-231-97-47-100
       with a copy to:

              Testa, Hurwitz & Thibeault, LLP
              High Street Tower
              125 High Street
              Boston, Massachusetts 02110
              United States of America
              Attention:  Jocelyn M. Arel
              Telecopy: (617) 248-7100

All notices and other communications shall be conclusively deemed to be received and shall be effective, (a) if sent by hand delivery, upon receipt, (b) if sent by registered or certified mail, on the tenth day after the day on which such notice is mailed, (c) if sent for overnight delivery by a nationally recognized courier service (such as Federal Express), on the third business day after the day on which notice is sent, or (d) if sent by telecopy, on the first business day following the successful transmission of such notice or communication to the telecopier of the intended recipient (the number of which has been set forth herein).

       11.4 AMENDMENTS. This Agreement may be amended by all the parties hereto by action taken by their respective Boards of Directors, without any further approval of the stockholders of ITK, except as otherwise required by law; provided, however, that no such amendment shall (i) materially adversely affect the interests of, or (ii) amend the consideration payable to, the stockholders of ITK without the further approval of the stockholders of ITK. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

       11.5   WAIVER.  At any time prior to the Effective Time, Digi or ITK may
(i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the obligations of the other party or any of the conditions to its own obligations contained herein to the extent permitted by law. Any agreement on the part of Digi and ITK to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties to be bound thereby.

       11.6   CERTAIN DEFINITIONS.  For purpose of this Agreement, the term:

       (a) "AFFILIATE" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

       (b) "BENEFIT ARRANGEMENT" means, with respect to any person, each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not a U.S. Employee Plan, and
       (ii) covers any employee, former employee (or beneficiary of any employee or former employee) of such person or any subsidiary of such person;

       (c) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

       (d) "DIGI DISCLOSURE SCHEDULE" means the disclosure schedule of Digi attached hereto, dated as of the date hereof, and forming a part of this Agreement;

       (e) "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended;

       (f) "ERISA AFFILIATES" of any entity means any other entity that, together with such entity, would be treated as a single employer under
       Section 414 of the Code;

       (g) "FOREIGN BENEFIT PLAN" means, with respect to any such person, any Benefit Arrangement of such person or any subsidiary of such person that is not subject to the laws of the United States;

       (h) "HSR ACT" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

       (i) "ITK DISCLOSURE SCHEDULES" or "ITK DISCLOSURE SCHEDULE" means the disclosure schedules, or any one of such disclosure schedules, of ITK, attached hereto, dated as of the date hereof, and forming a part of this Agreement;

       (j) "KNOWLEDGE" means the actual knowledge of the executive officers of the respective party and its subsidiaries;

       (k) "MATERIAL ADVERSE CHANGE" and "MATERIAL ADVERSE EFFECT" mean, with respect to any person, any change or effect that is or is reasonably likely to be materially adverse to the business, operation, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) or prospects of such person and its subsidiaries (if any) taken as a whole;

       (l) "MULTIEMPLOYER PLAN" means each U.S. Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA;

       (m) "PERSON" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d) of the Securities Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government;

       (n) "RETURNS" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and "Return" means any one of the foregoing;

       (o)    "SEC" means the United States Securities and Exchange Commission.

       (p) "SECURITIES ACT" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

       (q) "SECURITIES EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

       (r) "SUBSIDIARY" or "SUBSIDIARIES" of any person means an Affiliate controlled by such person, directly or indirectly, through one or more intermediaries; and

       (s) "TAXES" means all United States federal, state, local, foreign and other net income, gross income, gross receipts, sales, use ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security, excise, severance, stamp, occupation, premium, property, windfall profits, customs duties, value added, business enterprise, capital or other taxes, fees, assessments or other charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto.

       (t) "U.S. EMPLOYEE PLAN" means, with respect to any person, each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained or contributed to by such person, any subsidiary of such person or any of their ERISA Affiliates;

       11.7 PUBLICITY. No party other than Digi shall make any public announcement or issue any press release concerning the transactions contemplated by this Agreement, and any public announcement or press release by Digi shall require the prior approval of ITK both as to the making of such announcement or release and as to the form and content thereof, except to the extent that Digi is advised by counsel, in good faith, that such announcement or release is required as a matter of law or under the rules of The Nasdaq Stock Market and full opportunity for prior consultation is afforded to ITK to the extent practicable.

       11.8 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       11.9 NONASSIGNABILITY. This Agreement shall not be assigned by operation of law or otherwise.

       11.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature under or by reason of this Agreement (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons); provided, however, that subject to and upon consummation of the Merger, the provisions of Article IX shall benefit and may be enforced by former stockholders of ITK and their heirs, representatives, successors and permitted assigns.

       11.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each of the parties hereto.

       11.12 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, United States of America without regard to its conflicts of law rules. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the City of Wilmington, State of Delaware, United States of America.

       11.13 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

       11.14 REMEDIES. Nothing contained herein is intended to or shall be construed so as to limit the remedies which either party may have against the other in the event of a breach of any representation, warranty, covenant or agreement made under or pursuant to this Agreement, it being intended that any remedies shall be cumulative and not exclusive.

       11.15 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto and, other than the Non-Disclosure Agreement dated February 25, 1998, confidentiality and no-shop letter agreement dated June 9, 1998, the Loan Facility Letter Agreement dated June 12, 1998, the Collateral Pledge Agreement dated June 12, 1998, and the Demand Note in the principal amount of $5,000,000 dated June 12, 1998, which shall continue until the Effective Time, supersedes all prior agreements and understandings oral or written, among the parties hereto with respect to the subject matter hereof and thereof.

       IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Digi, Merger Sub and ITK on the date first above written.


DIGI INTERNATIONAL INC.     ITK INTERNATIONAL, INC.


By: /s/ Jerry A. Dusa                               By: /s/ Wolfgang Schroder
    ----------------------------------------            ------------------------
    Jerry A. Dusa                                       Wolfgang Schroder
    President and Chief Executive Officer               President


                                                    By: /s/ Klaus Rosenthal
                                                        ------------------------
                                                        Klaus Rosenthal
                                                        Chairman


IROQUOIS ACQUISITION INC.


By: /s/ Jerry A. Dusa
    ----------------------------------------
    Jerry A. Dusa
    President and Chief Executive Officer